Exhibit 31.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL

OFFICER PURSUANT TO SECTION 302

I, John E. Barnhardt., certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of POZEN Inc.; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2004

/s/ John E. Barnhardt

John E. Barnhardt Principal Financial Officer